Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +1 44 207 187 2305	Jean Greene, +1 212 632 1905
richard.creswell@lazard.com	investorrelations@lazard.com

LAZARD LTD REPORTS 2006 FULL-YEAR AND FOURTH-QUARTER RESULTS

– Record annual and quarterly diluted net income per share of $2.24 and $0.78,

both on a fully exchanged basis, an increase of 30% over 2005 and an increase of 37% over fourth quarter 2005 –

– Record assets under management (AUM) of $110.4 billion –

Highlights

•	Record annual and quarterly net income of $236 million and $86 million, both on a fully exchanged basis, a 37% increase for the year and a 50% increase over fourth quarter 2005

•	Record annual and quarterly operating revenue of $1.57 billion and $491 million, increases of 16% and 27% over the respective 2005 periods

•	Increased Financial Advisory operating revenue for the year by 13% to a record $973 million and for the fourth quarter by 27% to a record quarter of $302 million

•	Increased annual M&A operating revenue to a record $793 million, an increase of 17% over 2005, and quarterly M&A operating revenue to $247 million, an increase of 35% over fourth quarter 2005

•	Record annual and quarterly Asset Management operating revenue of $548 million and $175 million, an 18% increase for the year and 25% over fourth quarter 2005

NEW YORK, February 7, 2007 – Lazard Ltd (NYSE: LAZ) today announced financial results for the full fiscal year and quarter ended December 31, 2006. Net income assuming full exchange of exchangeable interests(a) for 2006, increased 37% to $236.2 million or $2.24 per common share (diluted), from pro forma $172.3 million, or $1.72 per common share (diluted), for 2005. Operating income(b) for the full year 2006 increased 31% to $327.2 million, compared to pro forma $248.9 million for 2005. For the full year 2006, operating revenue(c) increased 16% to a record $1.57 billion compared to $1.36 billion for 2005. Net income before exchange of outstanding exchangeable interests for the full year 2006 increased 44% to $93.0 million, or $2.31 per common share (diluted), compared to pro forma income from continuing operations of $64.5 million, or $1.72 per common share (diluted), for 2005.

(a)	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD Holdings and is a non-GAAP measure.
(b)	Operating income is after interest expense and before income taxes and minority interests.
(c)	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

Net income on a fully exchanged basis for the fourth quarter of 2006 increased by 50% to $85.8 million, or $0.78 per common share (diluted), from $57.3 million, or $0.57 per common share (diluted) for the fourth quarter of 2005. Operating income increased by 49% to $115.2 million for the fourth quarter of 2006, from $77.1 million for the fourth quarter of 2005. Operating revenue for the fourth quarter of 2006 increased by 27% to $491.5 million, from $387.7 million for the fourth quarter of 2005. Net income before exchange of outstanding exchangeable interests for the fourth quarter of 2006 increased 68% to $36.6 million, or $0.78 per common share (diluted), compared to pro forma income from continuing operations of $21.7 million, or $0.57 per common share (diluted), for the fourth quarter of 2005.

“Lazard had an exceptional first full year as a publicly traded firm and these results demonstrate the continued effectiveness of our simple business model. We are particularly pleased to have successfully implemented our three-year plan in Asset Management,” said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. “We are a premium financial services firm that is committed to excellence, intellectual rigor, integrity and creativity for our clients on a global scale.”

“Our businesses have significant operating leverage,” added Wasserstein. “Although markets, and our results, will fluctuate from year to year, our strategic plan is to deliver an average annual earnings per share growth of over 20 percent during the next five years, while continuing to invest in our core businesses.”

“During 2006, Lazard marked a number of milestones in the history of the firm. We are pleased to report record annual revenues in both Financial Advisory and Asset Management,” said Steven J. Golub, Lazard’s Vice Chairman. “We advised on a large number of major transactions, including Pfizer’s $16.6 billion sale of its consumer business, the Cerberus consortium’s $14 billion acquisition of a controlling stake in GMAC, Fisher Scientific’s $12.8 billion merger with Thermo Electron, and Caisse d’Epargne’s reorganization of its Caisse des Depots et Consignations partnership and its negotiations with Groupe Banque Populaire in the creation of NATIXIS. We delivered positive net inflows in Asset Management for the fourth quarter and the full year, and reached an all time record of over $110 billion of assets under management.”

“In December, we successfully completed our second public equity offering, raising $349 million for us. This enables us to invest in our businesses, furthering our ability to achieve our strategic vision,” noted Golub. “We also have continued to control costs, while retaining and attracting talented professionals.”

Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods. See sections “Historical Results” and “Basis of Historical and Pro Forma Information” later in this release for a discussion of Lazard’s historical results and the basis of presentation for Lazard Ltd’s historical and pro forma financial information.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Operating Revenue

Financial Advisory

Lazard’s Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenue, are not reflected in publicly available statistical information. This revenue is reflected in our financial statements.

Financial Advisory revenue increased 13% to a record $973.4 million for the full year 2006, from $865.3 million for 2005, driven by strong M&A performance and growth in Corporate Finance and Other revenue offset by lower Financial Restructuring revenue. For the fourth quarter of 2006, Financial Advisory revenue increased 27% to a quarterly record of $302.2 million, from $238.2 million for the fourth quarter of 2005, driven by strong M&A performance.

M&A

M&A revenue increased 17% to $792.5 million and 35% to $247.5 for the 2006 full year and the fourth quarter, respectively. Our fourth-quarter M&A revenue was the highest quarterly revenue since our record fourth quarter of 2000.

Clients or special committees, which Lazard advised on M&A transactions in the fourth quarter of 2006, included:

•	Clear Channel’s Special Advisory Committee in connection with its pending $26.7 billion sale to a private equity group co-led by Bain and Thomas H. Lee Partners

•	Pfizer’s $16.6 billion sale of its Consumer Healthcare business to Johnson & Johnson

•	Cerberus’ $14.0 billion consortium acquisition of a controlling stake in GMAC

•	Fisher Scientific’s $12.8 billion merger with Thermo Electron

•	Canadian Pension Plan Investment Board in the $8.9 billion sale of Trizec Properties and Trizec Canada to Brookfield Properties and Blackstone

•	International Paper’s $6.1 billion sale of 5.1 million acres of U.S. forestlands

•	UCB’s €4.4 billion acquisition of Schwarz Pharma

•	Aviva’s $2.9 billion acquisition of AmerUs Group

•	Gilead’s $2.5 billion acquisition of Myogen

•	Trammell Crow’s $2.2 billion sale to CB Richard Ellis Group

•	Burns Philp’s A$1.3 billion sale to Rank Group

•	Wachovia’s $469 million sale of the US mortgage servicing business of HomEq Servicing

•	Caisse d’Epargne in both the reorganization of its partnership with Caisse des Depots et Consignations and its exclusive negotiations with Groupe Banque Populaire for the creation of NATIXIS

Clients or special committees, which Lazard continues to advise on announced and pending M&A transactions, include:

•	Gaz de France’s €37.8 billion merger with Suez

•	Essent shareholders in the €24 billion (combined equity value) merger with Nuon

•	Abertis Infraestructuras’ €22.9 billion merger of equals with Autostrade

•	Mellon Financial’s $16.5 billion merger with The Bank of New York

•	KeySpan’s $11.8 billion sale to National Grid

•	Chicago Board of Trade’s Special Transaction Committee for the $8.0 billion merger with the Chicago Mercantile Exchange

•	Schneider Electric’s $6.1 billion acquisition of American Power Conversion

•	Siemens’ €4.2 billion acquisition of Bayer’s diagnostic division

•	TransCanada’s $4.4 billion acquisition of U.S. natural gas pipeline and storage assets from El Paso

•	Disney in the $2.4 billion merger of its radio unit, ABC Radio, with Citadel Broadcasting

•	Eastman Kodak’s $2.6 billion sale of its Health Group to Onex

•	Fairfax Media’s A$2.9 billion merger with Rural Press

•	Pirelli Real Estate’s €1.7 billion acquisition of Deutsche Grundvermögen (DGAG)

•	Eurazeo’s €1.4 billion sale of Fraikin Group to CVC Capital Partners

•	Caisse d’Epargne’s €1.4 billion sale of 49.9% of Ecureuil Vie to CNP Assurances

•	USI Holdings’ Special Committee in its $1.4 billion sale to Goldman Sachs Capital Partners

•	Capgemini’s $1.3 billion acquisition of Kanbay International

•	Jacuzzi Brand’s $1.3 billion sale to Apollo

•	Metaldyne’s $1.2 billion sale to Asahi Tec

•	International Paper’s $985 million sale of its beverage packaging and Arizona Chemicals businesses

•	Isolux Corsán’s €646 million tender offer for Europistas

•	Air Liquide’s €590 million acquisition of remaining 45% stake in Japan Air Gases from The Linde Group

•	American Standard Companies’ plan to separate its three businesses

•	Eutelsat Communications’ ownership restructuring

•	Max Bahr’s sale of its DIY operations and real estate portfolio to Praktiker and Nomura

Financial Restructuring

Financial Restructuring revenue was $70.6 million for the full year 2006, compared to $103.4 million for 2005, and was $20.4 million for the 2006 fourth quarter, compared to $23.0 million for the 2005 fourth quarter.

Completed fourth-quarter 2006 Restructuring transactions included advising Owens Corning and Meridian Automotive on their emergence from Chapter 11 bankruptcy. Notable Restructuring assignments announced since the third quarter of 2006 include Lazard’s retention to advise InSight Health Services and an ad hoc committee of second lien holders in connection with Dura Automotive’s Chapter 11 filing. In addition, we are continuing to work on a number of Restructuring assignments, including those involving Collins & Aikman, Eurotunnel, SunCom Wireless and Tower Automotive. We also continue to advise Calpine’s Unsecured Creditors Committee, Northwest Airlines Creditors Committee and the UAW in connection with Delphi’s bankruptcy and with regards to alternatives for restructuring DaimlerChrysler’s post-retirement healthcare obligations.

Corporate Finance and Other

Corporate Finance and Other revenue increased 26% to $110.3 million for the full year 2006, compared to $87.3 million for 2005, driven primarily by our Private Fund Advisory Group, which advised on a number of large fund closings in 2006. For the fourth quarter of 2006, Corporate Finance and Other revenue increased 6% to $34.3 million compared to $32.2 million for the fourth quarter of 2005, due principally to increased revenue from our Private Investment in Public Equity (PIPE) and Registered Direct Offering business.

Asset Management

Asset Management revenue increased 18% to a record $548.5 million and 25% to a quarterly record of $174.6 million for 2006 full year and fourth quarter, respectively, compared with $463.7 million and $139.5 million for the corresponding 2005 periods.

Management fees increased 16% to a record $450.3 million and 24% to a quarterly record of $121.6 million for 2006 full year and fourth quarter, respectively, compared with $389.4 million and $98.4 million for the corresponding 2005 periods. Assets under management totaled $110.4 billion at the end of 2006, a record level, representing a 25% increase from the end of 2005, due principally to market appreciation. The 2006 full year experienced net inflows of $2.8 billion, with net inflows for the fourth quarter of 2006 of $1.8 billion, driven by expanded product offerings, and benefiting from our investments in talent and global distribution efforts. The Asset Management business has experienced net inflows for four of the last five quarters. Average assets under management rose 13% in 2006 to $97.4 billion from $86.1 billion for 2005.

Incentive fees increased 33% to $59.4 million and 24% to $42.0 million for the 2006 full year and fourth quarter, respectively, compared with $44.6 million and $34.0 million for the comparable 2005 periods, reflecting improved performance.

Expenses

Compensation and Benefits

The ratio of compensation and benefits expense to operating revenue measured 56.7% for 2006, compared to pro forma 57.0% for 2005. Compensation and benefits expense increased 15%, slightly below our operating revenue increase of 16%, to $891.4 million for 2006, compared with $774.2 million (pro forma) for 2005.

Non-Compensation

Non-compensation expenses were $269.0 million for 2006 full year or 17.1% of operating revenue, compared to pro forma $254.8 million or 18.8% of operating revenue for 2005, excluding effects of the provisions of our Tax Receivable Agreement(a) and also in 2005 one-time IPO-related costs. For the fourth quarter of 2006, non-compensation expenses were $75.6 million or 15.4% of operating revenue, compared to $70.9 million or 18.3% of operating revenue for the fourth quarter of 2005, excluding effects of the provisions of our Tax Receivable Agreement.

(a)	Entered into in May 2005 with LFCM Holdings.

Provision for Income Taxes

The provision for income taxes was $68.8 million and $24.0 million for the 2006 full year and fourth quarter, respectively, compared with $52.2 million (pro forma) and $10.7 million (pro forma) for the corresponding 2005 periods. The effective tax rates for 2006 full year and fourth quarter were 21% and 21%, respectively, compared to 21% (pro forma) and 14% (pro forma) for the corresponding 2005 periods. On a pro forma fully exchanged basis, exclusive of LAM general partnership interests-related revenue, the effective tax rate for the 2006 and 2005 periods, including the effects of the provisions of our Tax Receivable Agreement, was 28.0%.

Minority Interest – Excluding LAZ-MD Interest

Minority interest expense was a $5.1 million expense for 2006 full year, representing the elimination of the non-operating revenue from LAM general partnership interests held by certain of our managing directors which is reported in net revenue. In 2005, minority interest expense was a pro forma $9.6 million expense, related primarily to our strategic alliance in Italy, which was terminated on May 15, 2006, and for which there were no comparable amounts in 2006. As a result of the termination of our joint venture relationship in Italy in the second quarter of 2006, we recorded a gain of $13.7 million, excluding transaction and other costs, which is included in Corporate revenue in the 2006 full-year results.

Non-GAAP and Pro Forma Information

Lazard discloses certain non-GAAP financial information which management believes provides the most meaningful basis for comparison among present and historical periods. The following are non-GAAP measures used in the accompanying financial information:

•	Net Income assuming full exchange of exchangeable interests

•	Operating Revenue

The unaudited pro forma financial information for the full year and fourth quarter of 2005 is included for informational purposes only and does not purport to reflect the results of operations of Lazard Ltd that would have occurred had it operated as a separate, independent company during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd had operated independently. The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd’s results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the date assumed. The pro forma financial information also does not project the results of operations for any future periods.

Historical Results

Historical net income is reported as a historical partnership until Lazard Ltd’s IPO on May 10, 2005 and for periods prior to the IPO does not include payments for services rendered by managing directors as compensation expense, incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization, a provision for U.S. federal income taxes and a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, income from continuing operations decreased 42% to $93.0 million for the 2006 full year from $161.1 million for the 2005 full year, and increased 53% to $36.6 million for the fourth quarter of 2006 from $23.9 million for the fourth quarter of 2005, reflecting these significant differences in reporting payments for services rendered by managing directors, interest expense, income tax provisions and minority interest expense.

On an historical basis, compensation and benefits increased 28% to $891.4 million for the full year 2006, compared with $698.7 million for 2005. As described above, historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO.

On an historical basis, the provision for income taxes for 2006 full year was $68.8 million compared with a tax provision of $59.0 million for 2005, and the provision for income taxes for fourth quarter 2006 was $24.0 million compared to $8.5 million for the fourth quarter of 2005.

Capital

On December 6, 2006, Lazard Ltd issued 14,050,400 shares of Class A common stock, of which 8,050,400 shares were sold by Lazard Ltd for net proceeds of $349.1 million and 6,000,000 shares were sold by its selling shareholders, for which Lazard Ltd did not receive any proceeds. The issuance increased the total issued shares, on a fully exchanged basis, by 8,050,400.

Conference Call

Bruce Wasserstein, Chairman and Chief Executive Officer, Steven Golub, Vice Chairman, and Michael Castellano, Chief Financial Officer, will host a conference call today at 10:00 a.m. EST to discuss the company’s 2006 full year and fourth quarter results. The conference call can be accessed via a live audio web cast available through the Investor Relations website at www.lazard.com or by dialing (800) 946-0782 (for the U.S. and Canada) or +1 (719) 457-2657 (outside of the U.S. and Canada) 15 minutes prior to the start of the conference call.

A replay of the web cast will be available beginning at 1:00 p.m. EST today through February 21, 2007, via the Lazard website, or by phone by dialing (888) 203-1112 (for the U.S. and Canada) and +1 (719) 457-0820 (outside of the U.S. and Canada); the access code is 4206747.

*        *         *

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

*        *        *

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

*        *        *

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

*        *        *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

#        #        #

Basis of Historical and Pro Forma Information

In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd’s businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than its indirect ownership of the common membership interests of Lazard Group and its managing member interest in Lazard Group. As of December 31, 2006, the Lazard Group common membership interests were held 47.9% by Lazard Ltd and 52.1% by LAZ-MD Holdings, which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.

Under generally accepted accounting principles in the United States (“U.S. GAAP”), Lazard’s historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.

The historical financial statements for the period prior to the IPO do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the period prior to the IPO. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:

•

Payments for services rendered by Lazard’s managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members’ capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and

•	U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes.

For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:

•	Payments for services rendered by managing directors within compensation and benefits expense,

•	Incremental interest expense relating to the financing transactions in connection with the IPO and recapitalization,

•	Provision for U.S. federal income taxes, and

•	Allocation of profits to LAZ-MD Holdings’ membership interests in Lazard Group as minority interest.

The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard’s historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of January 1, 2005. The adjustments also include:

•	Payments for services rendered by managing directors,

•	Income taxes Lazard expects to pay as a corporation,

•	Minority interest expense reflecting LAZ-MD Holdings’ ownership of the Lazard Group common membership interests, and

•	Exclusion of one-time IPO-related costs.

LAZARD LTD

OPERATING REVENUE

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2006	2005	Increase / (Decrease)		2006	Pro Forma 2005	Increase / (Decrease)
	($ in thousands)
Financial Advisory
M&A	$247,483	$182,984	$64,499	35%	$792,537	$674,543	$117,994	17%
Financial Restructuring	20,423	23,037	(2,614)	(11)%	70,625	103,404	(32,779)	(32)%
Corporate Finance and Other	34,260	32,216	2,044	6%	110,273	87,314	22,959	26%

Total	302,166	238,237	63,929	27%	973,435	865,261	108,174	13%
Asset Management
Management Fees	121,589	98,366	23,223	24%	450,323	389,414	60,909	16%
Incentive Fees	42,009	33,977	8,032	24%	59,371	44,627	14,744	33%
Other Revenue	10,961	7,170	3,791	53%	38,770	29,651	9,119	31%

Total	174,559	139,513	35,046	25%	548,464	463,692	84,772	18%

Corporate	14,774	9,965	4,809	—	49,168	28,682	20,486	—

Operating Revenue*	491,499	387,715	103,784	27%	1,571,067	1,357,635	213,432	16%

LAM GP Related Revenue	1,977	32	1,945	—	5,114	2,784	2,330	—
Other Interest Expense	(20,599)	(20,670)	71	—	(82,626)	(79,942)	(2,684)	—

Net Revenue	$472,877	$367,077	$105,800	29%	$1,493,555	$1,280,477	$213,078	17%

*	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2006	Pro Forma 2005	2006	Pro Forma 2005
	($ in thousands, except per share data)
Total revenue*	$498,261	$391,869	$1,592,695	$1,377,023
LFB interest expense	(6,762)	(4,154)	(21,628)	(19,388)

Operating revenue	491,499	387,715	1,571,067	1,357,635
LAM GP related revenue	1,977	32	5,114	2,784
Other interest expense	(20,599)	(20,670)	(82,626)	(79,942)

Net revenue	472,877	367,077	1,493,555	1,280,477
Operating expenses:
Compensation and benefits	276,152	216,455	891,421	774,159
Premises and occupancy costs	16,705	18,053	67,661	68,566
Professional fees	18,673	15,221	74,303	48,397
Travel and entertainment	14,476	13,428	45,071	44,196
Provision pursuant to tax receivable agreement	5,964	2,685	5,964	2,685
Other	25,700	24,151	81,926	93,618

Total non-compensation expense	81,518	73,538	274,925	257,462

Operating expenses	357,670	289,993	1,166,346	1,031,621

Operating income from continuing operations	115,207	77,084	327,209	248,856

Provision for income taxes	23,985	10,733	68,812	52,178

Income before minority interest in net income	91,222	66,351	258,397	196,678
Minority interest in net income (excluding LAZ-MD)	1,979	182	5,123	9,622
Minority interest in net income (LAZ-MD only)	52,647	44,426	160,289	122,599

Income from continuing operations	$36,596	$21,743	$92,985	$64,457

Income from continuing operations assuming full exchange of exchangeable interests	$85,817	$57,261	$236,193	$172,267

Weighted average shares outstanding:
Basic	41,359,433	37,500,000	38,432,815	37,500,000
Diluted	110,466,946	99,770,394	44,166,131	37,539,208
Net income per share - income from continuing operations:
Basic	$0.88	$0.58	$2.42	$1.72
Diluted	$0.78	$0.57	$2.31	$1.72
Weighted average shares outstanding, assuming full exchange of exchangeable interests:
Basic	101,762,229	99,618,749	100,112,426	99,835,275
Diluted	110,466,946	99,770,394	105,845,742	99,874,483
Net income per share - income from continuing operations, assuming full exchange of exchangeable interests:
Basic	$0.84	$0.57	$2.36	$1.73
Diluted	$0.78	$0.57	$2.24	$1.72

*	Excluding LAM GP related revenue

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS

(unaudited)

	Three Months Ended				Three Months Ended
	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	Mar. 31, 2006	Pro Forma Dec. 31, 2005	Sept. 30, 2005	Pro Forma
							June 30, 2005	Mar. 31, 2005
	($ in thousands, except per share data)
Financial Advisory
M&A	$247,483	$153,215	$197,856	$193,983	$182,984	$187,241	$182,007	$122,311
Financial Restructuring	20,423	15,562	21,047	13,593	23,037	39,956	16,263	24,148
Corporate Finance and Other	34,260	18,291	43,149	14,573	32,216	30,681	13,381	11,036

Total	302,166	187,068	262,052	222,149	238,237	257,878	211,651	157,495

Asset Management
Management Fees	121,589	112,726	112,203	103,805	98,366	98,268	97,032	95,746
Incentive Fees	42,009	3,423	7,456	6,483	33,977	2,717	3,113	4,820
Other Revenue	10,961	8,720	10,159	8,930	7,170	7,328	8,767	6,388

Total	174,559	124,869	129,818	119,218	139,513	108,313	108,912	106,954

Corporate	14,774	5,668	18,970	9,756	9,965	8,069	9,568	1,080

Operating Revenue *	491,499	317,605	410,840	351,123	387,715	374,260	330,131	265,529

LAM GP Related Revenue/(Loss)	1,977	600	(2,722)	5,259	32	2,752	—	—
Other Interest Expense	(20,599)	(20,693)	(21,210)	(20,124)	(20,670)	(20,109)	(19,790)	(19,373)

Net Revenue	$472,877	$297,512	$386,908	$336,258	$367,077	$356,903	$310,341	$246,156

Operating income from continuing operations **	$115,207	$49,193	$84,693	$78,116	$77,084	$77,289	$56,955	$37,528

Income from continuing operations	$36,596	$13,158	$23,545	$19,686	$21,743	$19,011	$11,967	$11,735

Net income per share - income from continuing operations:
Basic	$0.88	$0.35	$0.63	$0.52	$0.58	$0.51	$0.32	$0.31
Diluted	$0.78	$0.34	$0.59	$0.51	$0.57	$0.51	$0.32	$0.31

Income from continuing operations assuming full exchange of exchangeable interests	$85,817	$34,983	$62,939	$52,454	$57,261	$51,690	$32,023	$31,294

Net income per share - income from continuing operations, assuming full exchange of exchangeable interests:
Basic	$0.84	$0.35	$0.63	$0.53	$0.57	$0.52	$0.32	$0.31
Diluted	$0.78	$0.34	$0.60	$0.51	$0.57	$0.52	$0.32	$0.31

*	Operating revenue excludes interest expense relating to financing activities and revenue relating to the consolidation of LAM General Partnerships, each of which are included in net revenue.
**	Operating income is after interest expense and before income taxes and minority interests.

LAZARD LTD

UNAUDITED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest in net income relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest in net income are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	($ in thousands, except per share data)
Total revenue*	$498,261	$391,869	$1,592,695	$1,377,023
LFB interest expense	(6,762)	(4,154)	(21,628)	(19,388)

Operating revenue	491,499	387,715	1,571,067	1,357,635
LAM GP related revenue	1,977	32	5,114	2,784
Other interest expense	(20,599)	(20,670)	(82,626)	(58,977)

Net revenue	472,877	367,077	1,493,555	1,301,442
Operating expenses:
Compensation and benefits	276,152	216,455	891,421	698,683
Premises and occupancy costs	16,705	18,053	67,661	68,566
Professional fees	18,673	15,221	74,303	51,332
Travel and entertainment	14,476	13,428	45,071	44,196
Provision pursuant to tax receivable agreement	5,964	2,685	5,964	2,685
Other	25,700	24,151	81,926	93,618

Total non-compensation expense	81,518	73,538	274,925	260,397

Operating expenses	357,670	289,993	1,166,346	959,080

Operating income from continuing operations	115,207	77,084	327,209	342,362

Provision for income taxes	23,985	8,542	68,812	58,985

Income before minority interest in net income	91,222	68,542	258,397	283,377
Minority interest in net income (excluding LAZ-MD)	1,979	182	5,123	18,703
Minority interest in net income (LAZ-MD only)	52,647	44,426	160,289	103,612

Income from continuing operations	36,596	23,934	92,985	161,062
Loss from discontinued operations (net of income taxes)	—	—	—	(17,576)

Net Income	$36,596	$23,934	$92,985	$143,486

Weighted average shares outstanding:
Basic	41,359,433	37,500,000	38,432,815	37,500,000
Diluted	110,466,946	37,651,645	44,166,131	37,561,138
Net income per share from continuing operations:
Basic	$0.88	$0.64	$2.42	$1.45
Diluted	$0.78	$0.64	$2.31	$1.45

*	Excluding LAM GP related revenue

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO FULL EXCHANGE RESULTS

	Three Month Period Ended December 31, 2006
	Historical - US GAAP		Adjustment for Full Exchange		Adjusted for Full Exchange
	($ in thousands, except per share data)
Total revenue *	$498,261		$—		$498,261
LFB interest expense	(6,762)		—		(6,762)

Operating revenue	491,499		—		491,499
LAM GP related revenue	1,977	(a)	—		1,977
Other interest expense	(20,599)		—		(20,599)

Net revenue	472,877		—		472,877
Operating expenses:
Compensation and benefits	276,152		—		276,152
Premises and occupancy costs	16,705		—		16,705
Professional fees	18,673		—		18,673
Travel and entertainment	14,476		—		14,476
Provision pursuant to tax receivable agreement	5,964		—		5,964
Other	25,700		—		25,700

Total non-compensation expense	81,518		—		81,518

Operating expenses	357,670		—		357,670

Operating income from continuing operations	115,207		—		115,207
Provision for income taxes	23,985		3,426	(k)	27,411

Income before minority interest in net income	91,222		(3,426)		87,796
Minority interest in net income (excluding LAZ-MD)	1,979		—		1,979
Minority interest in net income (LAZ-MD only)	52,647		(52,647	) (l)	—

Net income	$36,596		$49,221		$85,817

* Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	41,359,433	(h)			101,762,229	(m)
Diluted	110,466,946	(i)			110,466,946	(n)
Net income per share:
Basic	$0.88	(j)			$0.84	(o)
Diluted	$0.78	(j)			$0.78	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Three Month Period Ended December 31, 2005
	Historical - US GAAP	Pro Forma Adjustments	Pro Forma as Adjusted, Prior to Full Exchange		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$391,869	$—	$391,869		$—		$391,869
LFB interest expense	(4,154)	—	(4,154)		—		(4,154)

Operating revenue	387,715	—	387,715		—		387,715
LAM GP related revenue	32 (a)	—	32		—		32
Other interest expense	(20,670)	—	(20,670)		—		(20,670)

Net revenue	367,077	—	367,077		—		367,077
Operating expenses:
Compensation and benefits	216,455	—	216,455		—		216,455
Premises and occupancy costs	18,053	—	18,053		—		18,053
Professional fees	15,221	—	15,221		—		15,221
Travel and entertainment	13,428	—	13,428		—		13,428
Provision pursuant to tax receivable agreement	2,685	—	2,685		—		2,685
Other	24,151	—	24,151		—		24,151

Total non-compensation expense	73,538	—	73,538		—		73,538

Operating expenses	289,993	—	289,993		—		289,993

Operating income from continuing operations	77,084	—	77,084		—		77,084

Provision for income taxes	8,542	2,191 (f)	10,733		8,908	(k)	19,641

Income before minority interest in net income	68,542	(2,191)	66,351		(8,908)		57,443
Minority interest in net income (excluding LAZ-MD)	182	—	182		—		182
Minority interest in net income (LAZ-MD only)	44,426	—	44,426		(44,426	) (l)	—

Income from continuing operations	23,934	$(2,191)	$21,743		$35,518		$57,261

Loss from discontinued operations (net of income taxes)	—

Net Income	$23,934

* Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic			37,500,000	(h)			99,618,749	(m)
Diluted			99,770,394	(i)			99,770,394	(n)
Income per share from continuing operations:
Basic			$0.58	(j)			$0.57	(o)
Diluted			$0.57	(j)			$0.57	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO FULL EXCHANGE RESULTS

	Year Ended December 31, 2006
	Historical - US GAAP		Adjustment for Full Exchange		Adjusted for Full Exchange
	($ in thousands, except per share data)
Total revenue *	$1,592,695		$—		$1,592,695
LFB interest expense	(21,628)		—		(21,628)

Operating revenue	1,571,067		—		1,571,067
LAM GP related revenue	5,114	(a)	—		5,114
Other interest expense	(82,626)		—		(82,626)

Net revenue	1,493,555		—		1,493,555
Operating expenses:
Compensation and benefits	891,421		—		891,421

Premises and occupancy costs	67,661		—		67,661
Professional fees	74,303		—		74,303
Travel and entertainment	45,071		—		45,071
Provision pursuant to tax receivable agreement	5,964		—		5,964
Other	81,926		—		81,926

Total non-compensation expense	274,925		—		274,925

Operating expenses	1,166,346		—		1,166,346

Operating income from continuing operations	327,209		—		327,209

Provision for income taxes	68,812		17,081	(k)	85,893

Income before minority interest in net income	258,397		(17,081)		241,316
Minority interest in net income (excluding LAZ-MD)	5,123		—		5,123
Minority interest in net income (LAZ-MD only)	160,289		(160,289	)(l)	—

Net income	$92,985		$143,208		$236,193

* Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic	38,432,815	(h)			100,112,426	(m)
Diluted	44,166,131	(i)			105,845,742	(n)
Net income per share:
Basic	$2.42	(j)			$2.36	(o)
Diluted	$2.31	(j)			$2.24	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

RECONCILIATION OF HISTORICAL TO PRO FORMA RESULTS

	Year Ended December 31, 2005
	Historical - US GAAP		Pro Forma Adjustments		Pro Forma as Adjusted, Prior to Full Exchange		Pro Forma Adjustment for Full Exchange		Pro Forma as Adjusted, After Full Exchange
	($ in thousands, except per share data)
Total revenue *	$1,377,023		$—		$1,377,023		$—		$1,377,023
LFB interest expense	(19,388)		—		(19,388)		—		(19,388)

Operating revenue	1,357,635		—		1,357,635		—		1,357,635
LAM GP related revenue	2,784	(a)	—		2,784		—		2,784
Other interest expense	(58,977	)(b)	(20,965	)(c)	(79,942)		—		(79,942)

Net revenue	1,301,442		(20,965)		1,280,477		—		1,280,477
Operating expenses:
Compensation and benefits	698,683		75,476	(d)	774,159		—		774,159

Premises and occupancy costs	68,566		—		68,566		—		68,566
Professional fees	51,332		(2,935	)(e)	48,397		—		48,397
Travel and entertainment	44,196		—		44,196		—		44,196
Provision pursuant to tax receivable agreement	2,685		—		2,685		—		2,685
Other	93,618		—		93,618		—		93,618

Total non-compensation expense	260,397		(2,935)		257,462		—		257,462

Operating expenses	959,080		72,541		1,031,621		—		1,031,621

Operating income from continuing operations	342,362		(93,506)		248,856		—		248,856

Provision for income taxes	58,985		(6,807	)(f)	52,178		14,789	(k)	66,967

Income before minority interest in net income	283,377		(86,699)		196,678		(14,789)		181,889
Minority interest in net income (excluding LAZ-MD)	18,703		(9,081	)(d)	9,622		—		9,622
Minority interest in net income (LAZ-MD only)	103,612		18,987	(g)	122,599		(122,599	)(l)	—

Income from continuing operations	161,062		$(96,605)		$64,457		$107,810		$172,267

Loss from discontinued operations (net of income taxes)	(17,576)

Net Income	$143,486

* Excluding LAM GP related revenue

Weighted average shares outstanding:
Basic					37,500,000	(h)			99,835,275	(m)
Diluted					37,539,208	(i)			99,874,483	(n)
Income per share from continuing operations:
Basic					$1.72	(j)			$1.73	(o)
Diluted					$1.72	(j)			$1.72	(o)

See Notes to Unaudited Condensed Consolidated Statements of Income

LAZARD LTD

Notes to Unaudited Condensed Consolidated Statements of Income

(a)	LAM GP related revenue relates to interests in LAM general partnerships held directly by various of our managing directors which is also deducted in minority interests.

(b)	Interest expense includes a credit of $8,000 for the year ended December 31, 2005 which represents accrued dividends relating to Lazard Group’s mandatorily redeemable preferred stock which were cancelled in connection with the redemption of membership interests of historical partners.

(c)	Reflects net incremental interest expense related to the May 2005 separation and recapitalization transactions, including the financing transactions, the amortization of capitalized costs associated with the financing transactions, and one-time IPO-related costs.

(d)	Reflects payments for services rendered by our employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members’ capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future).

(e)	Represents the exclusion of one-time IPO-related costs.

(f)	Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(g)	Represents the adjustment for LAZ-MD Holdings’ ownership of the Lazard Group common membership interests.

(h)	For basic net income per share, the weighted average shares outstanding represents primarily the 37,500,000 shares of Class A common stock outstanding immediately following the equity public offering and for the three month period and year ended December 31, 2006, less the repurchase of 115,000 shares of Class A common stock between June 13, 2006 and June 14, 2006, and plus 14,050,400 shares of Class A common stock outstanding immediately after the primary and secondary offerings that closed on December 6, 2006.

(i)	For diluted net income per share, the three month period and year ended December 31, 2006 includes incremental shares issuable from non-vested stock unit awards, the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement, and the Class A common stock issuable with respect to the convertible promissory note of Lazard Group held by Banca Intesa S.p.A. The LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis are included for the three month period ended December 31, 2006 but were excluded for the year ended December 31, 2006 because, under the as-if-exchanged method of accounting, such securities were not dilutive for the full year period.

For diluted net income per share, the three month period and year ended December 31, 2005 includes incremental shares issuable from non-vested stock unit awards, and for the three month period ended December 31, 2005, LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis . The Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement were excluded for the three month period and year ended December 31, 2005 because, under the treasury stock method of accounting, such securities were not dilutive. The LAZ-MD Holdings exchangeable interests were excluded for the year ended December 31, 2005 because, under the as-if-exchanged method of accounting, such securities were not dilutive.

(j)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (h) and (i) above.

(k)	Represents an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of LAZ-MD Holdings’ ownership of Lazard Group common membership interests, as of January 1, 2005.

(l)	Represents a reversal of the minority interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2005.

(m)	For basic net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (h) above and LAZ-MD Holdings’ exchangeable interests which are exchangeable on a one-for-one basis for Class A Common Stock less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005.

(n)	For diluted net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2005, the weighted average shares outstanding includes shares of Class A Common Stock as referenced in note (h) above, LAZ-MD Holdings’ exchangeable interests as referenced in note (m) above and incremental shares issuable from non-vested stock unit awards. In addition, the three month period and year ended December 31, 2006, includes the Class A common stock issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement and Class A common stock issuable with respect to the convertible promissory note of Lazard Group held by Banca Intesa S.p.A and the LAZ-MD Holdings exchangeable interests on an as-if-exchanged basis but for the three month period and year ended December 31, 2005, these securities were not dilutive.

(o)	Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (m) and (n) above.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2006

($ in thousands)

ASSETS
Cash and cash equivalents	$969,483
Cash and securities segregated for regulatory purposes	16,023
Securities owned - at fair value	550,143
Receivables	1,218,038
Other assets	454,978

Total assets	$3,208,665

LIABILITIES & STOCKHOLDERS’ DEFICIENCY
Depositors and other customer payables	$1,175,785
Accrued compensation and benefits	437,738
Other liabilities	492,941
Senior notes:
Underlying equity security units	437,500
Others	649,557
Subordinated loans	200,000

Total liabilities	3,393,521
Commitments and contingencies
Minority interest	55,497
STOCKHOLDERS’ DEFICIENCY
Common stock:
Class A, par value $ .01 per share	516
Class B, par value $ .01 per share
Additional paid-in capital	(396,792)
Accumulated other comprehensive income, net of tax	32,494
Retained earnings	127,608

(236,174)
Less: Class A common stock held in treasury, at cost	(4,179)

Total stockholders’ deficiency	(240,353)

Total liabilities and stockholders’ deficiency	$3,208,665

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

BEFORE FULL EXCHANGE

	Three Month Period Ended December 31, 2006				Pro Forma Three Month Period Ended December 31, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)		Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	41,359,433	$36,596		$0.88	37,500,000	$21,743		$0.58

Amounts applicable to LAZ-MD exchangeable interests:
Share of Lazard Group net income		49,324	(b)			44,426	(c)
Additional Corporate tax		(3,457	)(d)			(8,908	)(d)
Shares issuable	60,402,796				62,118,749
Equity security units	4,648,599	2,125	(e)
Restricted stock units	1,424,548	615	(e)		151,645	—
Convertible notes	2,631,570	1,491	(f)

Amounts as reported for diluted net income per share (g)	110,466,946	$86,694		$0.78	99,770,394	$57,261		$0.57

	Year Ended December 31, 2006				Pro Forma Year Ended December 31, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)		Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	38,432,815	$92,985		$2.42	37,500,000	$64,457		$1.72

Equity security units	3,773,400	5,369	(e)
Restricted stock units	962,231	1,309	(e)		39,208	—
Convertible notes	997,685	2,157	(f)

Amounts as reported for diluted net income per share (g)	44,166,131	$101,820		$2.31	37,539,208	$64,457		$1.72

(a)	For the three month period and year ended December 31, 2005, net income excludes loss from discontinued operations.
(b)	For the three month period ended December 31, 2006, includes LAZ-MDs proportional share of Lazard Group net income of $91,342 and a reduction of its proportional share of interest expense of $482 related to the convertible notes resulting from the assumed issuance of incremental shares (see (f) below for impact of the convertible notes on Lazard Ltd).
(c)	Approximately 62.4% of the pro forma Lazard Group net income of $71,246 for the three month period ended December 31, 2005.
(d)	Additional Lazard Ltd corporate tax related to LAZ-MDs share of Lazard Group income.
(e)	Change in Lazard Group net income allocable to Lazard Ltd resulting from the assumed issuance of incremental shares.
(f)	Change in Lazard Group net income allocable to Lazard Ltd of $1,095 and $1,575, net of taxes, resulting from the assumed issuance of incremental shares and a reduction of interest expense of $396 and $582, net of taxes, for the three month period and year ended December 31, 2006, respectively.
(g)	The LAZ-MD exchangeable interests were antidilutive for the years ended December 31, 2006 and December 31, 2005, consequently, the effect of their conversion to shares of Class A Common Stock has been excluded from diluted earnings per share during each period.

The equity security units were antidilutive for the three month period and year ended December 31, 2005.

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME PER SHARE

ASSUMING FULL EXCHANGE OF EXCHANGABLE INTERESTS AS OF JANUARY 1, 2005

	Three Month Period Ended December 31, 2006				Pro Forma Three Month Period Ended December 31, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	101,762,229	$85,817		$0.84	99,618,749	$57,261	$0.57

Equity security units	4,648,599
Restricted stock units	1,424,548				151,645
Convertible notes	2,631,570	877	(b)

Amounts as reported for diluted net income per share (c)	110,466,946	$86,694		$0.78	99,770,394	$57,261	$0.57

	Year Ended December 31, 2006				Pro Forma Year Ended December 31, 2005
	Weighted Average Shares Outstanding	Net Income		Net Income Per Share	Weighted Average Shares Outstanding	Net Income (a)	Net Income Per Share (a)
	($ in thousands, except per share data)
Amounts as reported for basic net income per share	100,112,426	$236,193		$2.36	99,835,275	$172,267	$1.73

Equity security units	3,773,400
Restricted stock units	962,231				39,208
Convertible notes	997,685	1,335	(b)

Amounts as reported for diluted net income per share (c)	105,845,742	$237,528		$2.24	99,874,483	$172,267	$1.72

(a)	For the three month period and year ended December 31, 2005, net income excludes loss from discontinued operations.
(b)	Reduction of interest expense, net of taxes related to the issuance of the convertible notes.
(c)	The equity security units were antidilutive for the three month period and year ended December 31, 2005.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
	($ in millions)
Equities	$92,194	$81,786	$76,591	$77,997	$70,896
Fixed Income	11,823	11,113	11,029	10,884	11,113
Alternative Investments	3,457	3,653	3,718	3,515	3,394
Merchant Banking	883	854	821	796	826
Cash	2,080	1,928	1,742	1,941	2,005

Total AUM	$110,437	$99,334	$93,901	$95,133	$88,234

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	($ in millions)		($ in millions)
AUM - Beginning of Period	$99,334	$86,592	$88,234	$86,435

Net Flows	1,773	150	2,756	(4,198)
Market Appreciation	8,855	1,672	18,192	7,355
Foreign Currency Adjustments	475	(180)	1,255	(1,358)

AUM - End of Period	$110,437	$88,234	$110,437	$88,234

Average AUM *	$104,886	$87,413	$97,408	$86,106

*	Average AUM is based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

SCHEDULE OF INCOME TAX PROVISION

ALLOCATION OF OPERATING INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2006	Pro Forma 2005	2006	Pro Forma 2005
	($ in thousands)
Operating income:
Lazard Group	$121,154	$79,821	$333,676	$252,170
Lazard Ltd (excluding provision pursuant to tax receivable agreement)	17	(52)	(503)	(629)
Lazard Ltd’s provision pursuant to tax receivable agreement	(5,964)	(2,685)	(5,964)	(2,685)

Total	$115,207	$77,084	$327,209	$248,856

Operating income allocable to Lazard Ltd:
Lazard Group (a)	$51,635	$30,047	$131,640	$94,789
Lazard Ltd (excluding provision pursuant to tax receivable agreement)	17	(52)	(503)	(629)

Total	$51,652	$29,995	$131,137	$94,160

Operating income allocable to LAZ-MD Holdings:
Lazard Group (b)	$69,519	$49,774	$202,036	$157,381

INCOME TAX PROVISION PRIOR TO FULL EXCHANGE
	Three Months Ended December 31,		Year Ended December 31,
	2006	Pro Forma 2005	2006	Pro Forma 2005
	($ in thousands)
Lazard Ltd’s entity level taxes (c)	$14,234	$8,395	$36,159	$26,071
Flow through provision for Lazard Group income taxes applicable to LAZ-MD Holdings’ ownership (b) - effective tax rates of 22.6% and 10.1% for the three month periods ended December 31, 2006 and 2005 and 19.1% and 18.3% for the years ended December 31, 2006 and 2005, respectively	15,715	5,023	38,617	28,792
Less: provision pursuant to tax receivable agreement	(5,964)	(2,685)	(5,964)	(2,685)

Total provision for income taxes	$23,985	$10,733	$68,812	$52,178

Lazard Ltd consolidated effective tax rate	20.8%	13.9%	21.0%	21.0%

(a)	Approximately 42.6% for the three month period and 39.5% for the year ended December 31, 2006 and approximately 37.6% for the three month period and year ended December 31, 2005, respectively.
(b)	Approximately 57.4% for the three month period and 60.5% for the year ended December 31, 2006 and approximately 62.4% for the three month period and year ended December 31, 2005, respectively.
(c)	Lazard Ltd entity level taxes of 28.0% of operating income less its share of LAM GP related revenues which were $822 for the three month period and $2,003 for the year ended December 31, 2006 and $12 for the three month period and $1,048 for the year ended December 31, 2005, respectively.